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                                                                   EXHIBIT 10.13

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                            SERIES 1998-4 SUPPLEMENT
                       TO POOLING AND SERVICING AGREEMENT



                                      among


                         AMERISERVE FUNDING CORPORATION,
                                 as Transferor,


                       AMERISERVE FOOD DISTRIBUTION, INC.,
                              as initial Servicer,


                                       and


                             NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION,
                                   as Trustee



                          Dated as of December 18, 1998



                       AMERISERVE RECEIVABLES MASTER TRUST
           FLOATING RATE VARIABLE FUNDING CERTIFICATES, SERIES 1998-4


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                                TABLE OF CONTENTS
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ARTICLE I    DEFINITIONS; INCORPORATION OF TERMS
         SECTION 1.1  Definitions.................................................................................1
         SECTION 1.2  Incorporation of Terms.....................................................................19

ARTICLE II   DESIGNATION
         SECTION 2.1  Designation................................................................................19

ARTICLE III  CONDITIONS TO ISSUANCE; USE OF PROCEEDS
         SECTION 3.1  Conditions to Issuance.....................................................................19
         SECTION 3.2  Use of Proceeds............................................................................19

ARTICLE IV   PAYMENTS AND ALLOCATIONS
         SECTION 4.1  Interest; Additional Amounts...............................................................20
         SECTION 4.2  Daily Calculations and Series Allocations..................................................20
         SECTION 4.3  Allocations of Daily Series Collections
                               (Other Than in an Amortization Period.............................................21
         SECTION 4.4  Allocations of Daily Series Collections
                               During an Amortization Period.....................................................22
         SECTION 4.5  Withdrawals from the Equalization Account..................................................23
         SECTION 4.6  [Reserved].................................................................................23
         SECTION 4.7  Write-Offs and Recoveries..................................................................23
         SECTION 4.8  [Reserved].................................................................................23
         SECTION 4.9  Tax Opinion................................................................................23

ARTICLE V    DISTRIBUTIONS AND REPORTS
         SECTION 5.1  Distributions..............................................................................24
         SECTION 5.2  Payments in Respect of Transferor Certificate..............................................25
         SECTION 5.3  Daily Reports and Monthly Reports..........................................................26
         SECTION 5.4  Annual Tax Information.....................................................................26
         SECTION 5.5  Periodic Perfection Certificate............................................................27

ARTICLE VI   EARLY AMORTIZATION EVENTS
         SECTION 6.1  Early Amortization Events..................................................................27
         SECTION 6.2  Early Amortization Period..................................................................30

ARTICLE VII  OPTIONAL REDEMPTION; INDEMNITIES
         SECTION 7.1  Optional Redemption of Investor Interests..................................................30
         SECTION 7.2  Indemnification by Transferor..............................................................31

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
         SECTION 7.3    Indemnification by Servicer..............................................................32

ARTICLE VIII  MISCELLANEOUS
         SECTION 8.1    Amendment, Waiver, Etc...................................................................32
         SECTION 8.2    Trustee..................................................................................32
         SECTION 8.3    Instructions in Writing..................................................................32
         SECTION 8.4    Rule 144A................................................................................32
         SECTION 8.5    Supplemental Ratings Requirement.........................................................32
         SECTION 8.6    Waiver...................................................................................33
         SECTION 8.7    Negotiations.............................................................................33
         SECTION 8.8    Transfers of Series 1998-4 Certificates..................................................33
         SECTION 8.9    Incorporation by Reference...............................................................33
         SECTION 8.10   Survival of Agreement....................................................................33
         SECTION 8.11   Agent....................................................................................34
         SECTION 8.12   Lockbox Accounts.........................................................................34
         SECTION 8.13   Servicing in Florida.....................................................................34

                                    EXHIBITS

EXHIBIT A                  Form of Series 1998-4 Certificate
EXHIBIT B                  Form of Daily Report
EXHIBIT C                  Form of Monthly Report




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         This SERIES 1998-4 SUPPLEMENT, dated as of December 18 , 1998 (this
"Supplement"), is made among AmeriServe Funding Corporation, a Delaware corporation, as Transferor, AmeriServe Food Distribution, Inc., a Delaware corporation, as initial Servicer, and Norwest Bank Minnesota, National Association, a national banking association, as Trustee.

                              PRELIMINARY STATEMENT

         Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of July 28, 1998 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among Transferor, Servicer and Trustee, Transferor may from time to time direct Trustee to issue and authenticate, on behalf of the Trust, one or more Series of Certificates. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a "Supplement" as that term is defined in the Pooling Agreement.

         Pursuant to this Supplement, Transferor and Trustee shall create a Series of Certificates ("Series 1998-4").

ARTICLE I  DEFINITIONS; INCORPORATION OF TERMS

         SECTION 1.1 Definitions. (a) Capitalized terms used and not otherwise defined herein are used as defined in Appendix A to the Pooling Agreement. This Supplement shall be interpreted in accordance with the conventions set forth in Part B of that Appendix A.

         (b) Each reference in this Supplement to funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account (or similar phrase) refers only to funds in the administrative sub-accounts of those accounts that are allocated to Series 1998-4. Unless the context otherwise requires, in this Supplement and the Certificate Purchase Agreement: (i) each reference to a "Daily Report" or "Monthly Report" refers to a Daily Report or Monthly Report for the Series 1998-4 Certificates; (ii) each reference to the "Servicing Fee" refers to the Servicing Fee allocable to Series 1998-4; (iii) each reference to the "Series Collection Allocation Percentage" refers to the Series Collection Allocation Percentage for the Series 1998-4 Certificates; and
(iv) each reference to the Transaction Documents shall be deemed to include a reference to the Certificate Purchase Agreement.

         (c) Each capitalized term defined below relates only to the Series 1998-4 Certificates and to no other Series of Certificates. Whenever used in this Supplement, the following words and phrases shall have the following meanings:

         "ABR Tranche" means, at any time, any portion (which may be 100%) of the Aggregate Invested Amount that is so designated in accordance with the Certificate Purchase Agreement.


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         "Additional Amounts" means amounts payable pursuant to Sections 4.2,
4.3, 4.5, 4.6 and 10.5 of the Certificate Purchase Agreement, whether or not such sections refer to "Additional Amounts".

         "Adjusted Carrying Cost Reserve" means the product of (a) Carrying Cost Receivables Reserve multiplied by (b) a fraction, the numerator of which is one
(1) and the denominator of which is the result of one (1) minus the Applicable Reserve Ratio.

         "Adjusted Eligible Receivables" means, on any Business Day, the result, in each case as reflected in the Daily Report for that Business Day, of (a) the aggregate Unpaid Balance of Eligible Receivables on that day, minus (b) the Unapplied Cash on that day, plus (c) the Aggregate Retained Balances on that day.

         "Adjusted Invested Amount" means, on any Business Day, the result of
(a) the Aggregate Invested Amount minus (b) the amount on deposit in the Principal Funding Account with respect to Series 1998-4.

         "Aged Receivables Ratio" means, as calculated in each Monthly Report as of the Cut-Off Date for the most recently ended Calculation Period, a fraction (expressed as a percentage) (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of Receivables (other than Tricon Receivables) that remained outstanding 91 to 120 days after their respective original invoice dates, as determined as of such Cut-Off Date, plus without duplication (ii) the aggregate Unpaid Balance of Receivables (other than Tricon Receivables) that were written off as uncollectible during such Calculation Period and that, if not so written off, would have been outstanding not more than 90 days after their respective original invoice dates, as determined as of such Cut-Off Date and (b) the denominator of which is the aggregate amount payable pursuant to invoices relating to Receivables (other than Tricon Receivables) originated during the Calculation Period that occurred three Calculation Periods prior to the most recently ended Calculation Period, as determined as of such Cut-Off Date.

         "Agent" means Bank of America in its capacity as Agent under the Certificate Purchase Agreement, together with its successors in that capacity. The Agent is an "Agent" with respect to Series 1998-4 for purposes of the Pooling Agreement.

         "Aggregate Invested Amount" means, as of any date of determination, the sum of the Invested Amounts of all Series 1998-4 Certificateholders. The Aggregate Invested Amount shall be the "Invested Amount" of Series 1998-4 for purposes of the Pooling Agreement.

         "Aggregate Retained Balances" means, on any Business Day, the aggregate of the balances relating to Receivables other than Tricon Receivables retained in Lockbox Accounts or Blocked Accounts for items in the process of collection but for which funds have not been made available by the related Lockbox Bank or Blocked Account Bank, provided that (i) no notice of insufficient funds or similar situation shall exist with respect thereto and (ii) the Unpaid Balance of

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Receivables (other than Tricon Receivables) shall have been reduced by an amount equal to such balances.

         "Allocated NER" means the product of (a) the Series Collection Allocation Percentage multiplied by (b) the Net Eligible Receivables.

         "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of:

                  (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate", and

                  (b) the Federal Funds Rate.

The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as reference point for pricing some loans, which may be priced at, above, or below such announced rate.

         Any change in the reference rate announced by Bank of America shall take effect without prior notice to any Person at the opening of business on the day specified in the public announcement of such change.

         "AmeriServe Credit Agreement" means the Third Amended and Restated Credit Agreement dated as of May 21, 1998 among AmeriServe, Bank of America, as Administrative Agent and Letter of Credit Issuing Lender, Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent, and the other financial institutions party thereto.

         "Amortization Period" means the period (x) beginning on the earliest of
(i) the Termination of Sale Notice Date, (ii) the Expected Revolving Period Termination Date and (iii) the date, if any, on which an Early Amortization Period commences, and (y) ending on the earlier of (i) the Final Scheduled Payment Date and (ii) the date on which this Supplement shall have terminated pursuant to Section 8.10.

         "Amortization Period Calculation Date" means the day before an Amortization Period begins.

         "Applicable Ratings Factor" means 2.0.

         "Applicable Reserve Ratio" means, during any Distribution Period, the greater of (a) the Minimum Required Reserve Ratio and (b) the Required Reserve Ratio, in each case as calculated in the Monthly Report required to be delivered on the Report Date immediately prior to the start of that Distribution Period.


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         "Assignee" is defined in Section 10.3(c) of the Certificate Purchase
Agreement.

         "Attorney Costs" has the meaning set forth in Appendix A to the Pooling Agreement, except that such term also shall include the allocated cost of internal legal services, and all disbursements of internal counsel, of each Series 1998-4 Certificateholder and the Agent.

         "Bank of America" means Bank of America National Trust and Savings Association and its successors.

         "Base Amount" means, on any Business Day, the result of the following formula:

         Allocated NER - ROCA

where:

Allocated NER   =    the Allocated NER as reported in the Daily Report for that
                     Business Day; and

ROCA            =    the Required Overcollateralization Amount as reported in
                     the Daily Report for that Business Day.

         "Carrying Cost Cash Reserve Amount" means an amount equal to the Current Carrying Costs.

         "Carrying Cost Receivables Reserve" means, on any Business Day, the result of:

                  (a) the Current Carrying Costs; plus

                  (b) the product of (i) the Aggregate Invested Amount, multiplied by (ii) (A) 1.5 times (B) the result of (x) (i) One-Month LIBOR plus the Certificate Spread relating thereto (if no portion of the Aggregate Invested Amount is allocated to the ABR Tranche) or (ii) the greater of (A) the Alternate Base Rate and (B) One-Month LIBOR plus the Certificate Spread relating thereto (if any portion of the Aggregate Invested Amount is allocated to the ABR Tranche), minus (y) the Commitment Fee Percentage, multiplied by (iii) a fraction the numerator of which is the product of 2.0 and the number of Turnover Days and the denominator of which is 360; plus

                  (c) the product of (i) the Commitment Fee Percentage, multiplied by (ii) (A) 1.5 times (B) the aggregate Stated Amounts, multiplied by (iii) a fraction the numerator of which is the product of
         2.0 and the number of Turnover Days and the denominator of which is 360; plus

                  (d) the product of (i) the Series Collection Allocation Percentage on the preceding Distribution Date, multiplied by (ii) the aggregate Unpaid Balance of Receivables (other

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         than Tricon Receivables) on such Distribution Date, multiplied by (iii)
         2%, multiplied by (iv) a fraction the numerator of which is the product of 2.0 and the number of Turnover Days and the denominator of which is 360; plus

                  (e) the product of (i) $50,000, multiplied by (ii) a fraction, the numerator of which is the product of 2.0 times the number of Turnover Days and the denominator of which is 360; minus

                  (f) the balance on deposit in the Carrying Cost Account at the beginning of that Business Day.

         "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated as of December 18, 1998, among Transferor, AmeriServe, the Series 1998-4 Certificateholders, Bank of America, individually and as the Agent, and the Trustee, as the same may be amended, amended and restated or otherwise modified from time to time in accordance with its terms. The Certificate Purchase Agreement is hereby designated a "Transaction Document".

         "Certificate Rate" means, at any time, the weighted average of the interest rates on all outstanding Tranches.

         "Certificate Spread" means (a) with respect to any Eurodollar Tranche, eighty-seven and one-half basis points (0.875%) per annum, (b) with respect to any CP Tranche, seventy-five basis points (0.75%) per annum, and (c) with respect to the ABR Tranche, zero basis points (0%) per annum.

         "Closing Date" means December 18, 1998.

         "Commitment Fee" is defined in Section 4.2 of the Certificate Purchase Agreement.

         "Commitment Fee Percentage" means the percentage set forth in Section
4.2 of the Certificate Purchase Agreement.

         "Commitment Fee Reserve Amount" means, for each Distribution Period, the product of (a) the aggregate Stated Amounts as of the first day of such Distribution Period, multiplied by (b) the Commitment Fee Percentage, multiplied by (c) a fraction (i) the numerator of which is the actual number of days in such Distribution Period and (ii) the denominator of which is 360.

         "Concentration Adjusted Eligible Receivables" means, at any time, the positive difference of (a) the Adjusted Eligible Receivables, minus (b) the then aggregate amount of all Excess Concentration Balances with respect to all Obligors.

         "Concentration Percentage" means:


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         (i) for any Obligor (other than a Special Obligor), the applicable percentage set forth below:

                  (a)      21.0% for any Tier-1 Obligor;

                  (b)      15.0% for any Tier-2 Obligor;

                  (c)      7.5% for any Tier-3 Obligor;

                  (d)      4.5% for any Tier-4 Obligor;

                  (e)      3.0% for any Tier-5 Obligor; and

         (ii) for each Special Obligor, such percentage as has been so designated in writing from time to time by Transferor to the Trustee but only with the prior written consent of the Agent (and any percentage previously designated in accordance with this clause (ii) may be increased or decreased to a percentage designated in writing by Transferor from time to time to the Trustee but only with the prior written consent of the Agent), provided that the designation of any percentage (or any increase in such percentage) contemplated by this clause (ii) shall not be effective unless the Modification Condition shall have been satisfied with respect to the designation of such percentage (or any such increased percentage).

         All Obligors that are known or should have been known to the Servicer as being Affiliates of each other shall be deemed to be a single Obligor for purposes of calculating the related Concentration Percentage and the Excess Concentration Balances. For the purposes of determining which Concentration Percentage should apply to such affiliated Obligors, only the short-term unsecured debt rating or long-term unsecured debt rating, as applicable, of the lowest rated Obligor of such affiliated Obligors shall be considered.

         "CP Disruption" means the inability of QCC, at any time, whether as a result of a prohibition or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes in the United States commercial paper market.

         "CP Rate" means, for any Interest Period, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Notes that are allocated, in whole or in part, by QCC or the Agent to fund or maintain some or all of the Invested Amount of QCC (and which may also be allocated in part to other assets of QCC); provided that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Interest Period, such component shall reflect the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the "weighted average cost" shall consist of (w) the actual interest rate (or discount) paid to purchasers of the Notes, together with the commissions of placement agents and dealers in respect of such Notes to the extent such commissions are allocated, in whole or in part, to such Notes by QCC or the Agent, (x) certain documentation and

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transaction costs associated with the issuance of such Notes, (y) any incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by QCC, and (z) other borrowings by QCC, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

         "CP Tranche" means, at any time, any portion (which may be 100%) of the Aggregate Invested Amount that is so designated in accordance with the Certificate Purchase Agreement.

         "Current Carrying Costs" means, during any Distribution Period, an amount equal to the sum of (i) the amount of interest (including additional interest pursuant to Section 4.1(d)) on the Series 1998-4 Certificates and the amount of the Servicing Fee that shall be payable on the next Distribution Date, plus (ii) accrued and unpaid expenses described in Section 7.2(l)(C) of the Pooling Agreement, plus (iii) the Monthly Trustee Payment Amount, plus (iv) accrued and unpaid Transition Costs, plus (v) the Commitment Fee Reserve Amount.

         "Daily Series Collections" is defined in Section 4.2.

         "DCR" means Duff & Phelps Credit Rating Co., and any successor thereto which is a nationally recognized rating agency.

         "Dilution Horizon Variable" means, at any time, a fraction having (a) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables (other than Tricon Receivables) and generated by the Sellers during the Calculation Period ending on the most recent Cut-Off Date (as of that Cut-Off Date) and (b) a denominator equal to the Net Eligible Receivables as of such Cut-Off Date.

         "Dilution Ratio" means, as calculated by the Servicer and provided in each Monthly Report as of the most recent Cut-Off Date, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilution on the Receivables (other than Tricon Receivables) occurring during the Calculation Period ending on the most recent Cut-Off Date, and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables (other than Tricon Receivables) that were generated by the Sellers during the Calculation Period ending on the second most recent Cut-Off Date.

         "Dilution Reserve Ratio" means, as calculated by the Servicer and provided in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

         {(ARF x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHV

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where:

ADR      =        the average of the Dilution Ratios during the period of 12 consecutive Calculation Periods ending on the related Cut-Off
                  Date;

ARF      =        the Applicable Ratings Factor;

DHV      =        the Dilution Horizon Variable; and


HDR      =        the highest Dilution Ratio as of the end of any of the 12
                  consecutive Calculation Periods ending on the related Cut-Off
                  Date.

         "Dilution Reserve Ratio (Z-value)" means, as calculated by the Servicer and provided in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

         [(ARF x ADR) + (Z-value x SD)] x DHV


where:

ADR      =        the average of the Dilution Ratios during the period of 12 consecutive Calculation Periods ending on the related Cut-Off
                  Date;

ARF      =        the Applicable Ratings Factor;

DHV      =        the Dilution Horizon Variable; and

SD       =        the sample standard deviation, during the period of 12
                  consecutive Calculation Periods ending on the related Cut-Off
                  Date, of the Dilution Ratio.

         "Distribution Period" means each period from one Distribution Date to the next Distribution Date; provided that the first Distribution Period will be the period from the Closing Date to the Distribution Date occurring in the month following the month in which the Closing Date occurs.

         "Distribution Shortfall" means, on any Business Day:

         (a) with respect to Series 1998-4, that the funds available for allocation to the Carrying Cost Account, the Principal Funding Account and the Equalization Account on such Business Day pursuant to Section 4.3 or Section 4.4, as the case may be, are less than the amounts, if any, required to be deposited in such accounts on such Business Day pursuant to Section 4.3 or
Section 4.4, as the case may be; and

         (b) with respect to any Series (other than Series 1998-1 and Series 1998-4), that the funds available for allocation to the Carrying Cost Account, the Principal Funding Account and the Equalization Account on such Business Day pursuant to the Supplement for such Series are less than the amounts, if any, required to be deposited in such accounts on such Business Day pursuant to such Supplement.



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         "Domestic Person" means any Person that has a place of business located in the United States or Puerto Rico.

         "Early Amortization Calculation Date" means the day before an Early Amortization Period begins.

         "Early Amortization Event" is defined in Section 6.1.

         "Early Amortization Period" means the period beginning on the applicable date determined in accordance with Section 6.2 and ending on the day on which the Aggregate Invested Amount has been reduced to zero.

         "Eligible Deposit Account" means (a) a segregated trust account maintained at a national bank with a long-term unsecured debt rating of at least "A" or the equivalent thereof by the Rating Agencies, (b) a deposit account maintained with a bank that has a long-term unsecured debt rating of not less than "AA-" (or, in the case of a Bank Account, "BBB") or the equivalent thereof by the Rating Agencies, or a short-term unsecured debt rating of not less than "A-1+" or "D-1," or the equivalent thereof, by the Rating Agencies or (c) another deposit account as to which the Modification Condition has been satisfied.

         "Eligible Obligor" means, at any time, an Obligor that satisfies the following criteria:

         (a) it is a Domestic Person and is not (i) the United States government or any of its agencies or instrumentalities or (ii) a state or local government or any agency or instrumentality thereof, provided that not more than 3% of the aggregate Unpaid Balances of the Eligible Receivables may be owed by Obligors which are not Domestic Persons if (x) such Receivables are otherwise Eligible Receivables, (y) the payment of such Receivables is fully supported by an irrevocable Dollar-denominated letter of credit issued by a Rated Bank in favor of the applicable Seller or other irrevocable Dollar-denominated credit support issued by a Rated Bank in favor of the applicable Seller and (z) such letter of credit or other credit support is assignable to Transferor and can be enforced by the Servicer (including any successor Servicer) or Trustee;

         (b) it is not an Affiliate of AmeriServe and, without limiting the foregoing, is not a direct or indirect Subsidiary of AmeriServe or any other Person with respect to which AmeriServe or any of its Subsidiaries owns, directly or indirectly, more than 50% of the Person's equity interests;

         (c) with respect to which no Bankruptcy Event had occurred and was continuing as of the end of the most recent Calculation Period and is continuing;

         (d) as of the end of the most recent Calculation Period, no more than 25% of the aggregate Unpaid Balance of all Receivables of the Obligor were (for reasons other than disputes) aged more than 120 days past their respective original invoice dates; and

         (e) as of the end of the most recent Calculation Period, none of the Receivables of the Obligor was evidenced by promissory notes.

         "Eligible Receivable" shall have the meaning set forth in Appendix A to the Pooling Agreement, except that for purposes of this Supplement: (i) no Receivable shall be an Eligible Receivable if (x) a State Tax Opinion Request (defined below) has been made with respect to the related Servicing Jurisdiction (defined below) and (y) the Agent shall not have notified the Servicer in writing that the Agent is satisfied with the related State Tax Opinion (defined below), it being understood that the Agent has the right in its sole discretion to decide whether or not to give such notice (and whether or not to make any State Tax Opinion Request), and the giving of any such notice shall not limit the rights and remedies otherwise available to the Trustee, the Agent, the Series 1998-4 Certificateholders, any Affected Party or any Indemnitee under the Transaction Documents or applicable law; (ii) no Tricon Receivable shall be an Eligible Receivable; (iii) clause (b) of the definition of Eligible Receivable in such Appendix A shall be deemed to read as follows: "(b) that represents a bona fide obligation resulting from a sale of goods that have been shipped or services that have been performed and for which an invoice has been sent to the applicable Obligor, and that is due and payable not more than 45 days after the original date of such invoice, provided that not more than 1% of the aggregate Unpaid Balances of the Eligible Receivables may be due and payable up to 60 days after the original dates of the related invoices"; and (iv) clause (c) of the definition of Eligible Receivable in such Appendix A shall be deemed to read as follows: "(c) that, as of that time, is not aged more than 60 days past its original invoice date".

         As used in the previous sentence:

                  "Servicing Jurisdiction" means a state in which the Servicer or a Sub-Servicer conducts some or all of its servicing, administration or collection operations in respect of Receivables, and the "related" Servicing Jurisdiction with respect to a Receivable means the Servicing Jurisdiction from which such Receivable is serviced, administered or collected.

                  "State Tax Opinion" means a written opinion of counsel, addressed to the Trustee, the Rating Agencies, the Agent and the Series 1998-4 Certificateholders, and in form and substance (and from counsel) satisfactory to the Agent and the Rating Agencies, to the effect that, for purposes of state income and franchise tax purposes in the relevant Servicing Jurisdiction, (i) the Trust shall not be subject to any income, franchise or entity level tax, and (ii) the Series 1998-4 Certificates shall be characterized as debt.

                  "State Tax Opinion Request" means a written request from the Agent or a Rating Agency to the Servicer requesting the Servicer to cause a State Tax Opinion to be rendered.

         "Eurodollar Tranche" means, at any time, any portion (which may be 100%) of the Aggregate Invested Amount that is so designated in accordance with the Certificate Purchase Agreement.

         "Excess Concentration Balances" means, on any day with respect to any Obligor, the excess, if any, of (a) the aggregate Unpaid Balances of Eligible Receivables it owes, over (b) the result of (i) the Adjusted Eligible Receivables multiplied by (ii) the Concentration Percentage for such Obligor.

         "Expected Revolving Period Termination Date" means the Distribution Date in December 2001.

         "Exposure" is defined in Section 10.3 of the Certificate Purchase Agreement.

         "Federal Funds Rate" means, on any day, (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if the day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, plus (b) 100 basis points; provided that if the rate set forth in clause (a) above is not so published for any Business Day, the rate for purposes of such clause (a) shall be the average of the quotations for the day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Final Scheduled Payment Date" means the Distribution Date in December 2002.

         "Guarantor" means AmeriServe, in its capacity as the guarantor under the Seller Guaranty.

         "Holder" means a Holder (as defined in the Pooling Agreement) of a Series 1998-4 Certificate.

         "Increase" is defined in Section 2.2 of the Certificate Purchase Agreement.

         "Increase Amount" is defined in Section 2.2 of the Certificate Purchase Agreement.

         "Increase/Decrease Date" means (a) any Distribution Date and (b) the last Business Day of any calendar month.

         "Indemnitee" is defined in Section 10.5 of the Certificate Purchase Agreement.

         "Initial Aggregate Invested Amount" means (a) at any time during the Revolving Period, the Aggregate Invested Amount at that time and (b) at any other time, the Aggregate Invested Amount at the end of the Revolving Period.

         "Intercreditor Agreement" means the Intercreditor Agreement dated as of July 11, 1997 between the Trustee and the Administrative Agent under the AmeriServe Credit Agreement, as such Intercreditor Agreement may be amended, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Intercreditor Provisions" means the following provisions of the AmeriServe Credit Agreement: Sections 5.5, 9.1(n), 9.2(g), 9.2(h), 9.3(d), 9.4(e), 9.4(f), 9.5(l), 9.6(a), 9.8(e), 9.16, 9.21 and the definitions of
"Intercreditor Agreement", "Joint Venture", "Pooling and Servicing Agreement", "Purchase Money Note", "Qualified Receivables Transaction", "Receivable Stated Amount", "Receivables", "Receivables Bridge Facilities", "Receivables Documents", "Receivables Financing Costs", "Receivables Investor Instruments", "Receivables Program Assets", "Receivables Program Obligations", "Receivables Related Assets", "Receivables Seller", "Receivables Subsidiary", "Special Purpose Vehicle", "Standard Securitization Undertakings", and "Subsidiary".

         "Interest Period" means a Distribution Period.

         "Invested Amount" means, at any time, with respect to a Series 1998-4 Certificateholder, the result of (a) the aggregate amount of increases in such Series 1998-4 Certificateholder's Invested Amount pursuant to the Certificate Purchase Agreement at or prior to such time, less (b) the aggregate amount of all distributions that have been made to such Series 1998-4 Certificateholder on account of principal (provided that the Invested Amount shall never be reduced to below zero); it being understood that a Series 1998-4 Certificateholder may assign some or all of its Invested Amount in accordance with the terms of the Certificate Purchase Agreement and that the Invested Amounts of the assignor Series 1998-4 Certificateholder and the assignee Series 1998-4 Certificateholder shall be adjusted accordingly.

         "Investor Repayment Amount" means, on any Business Day falling in the Amortization Period or an Early Amortization Period, the sum of (a) the Aggregate Invested Amount, plus (b) the aggregate amount of accrued and unpaid interest (including additional interest contemplated by Section 4.1) in respect of the Series 1998-4 Certificates, plus (c) any Additional Amounts and other obligations known to be payable on or before the first Distribution Date falling after that date.

         "LIBOR Office" is defined in Section 4.3(a) of the Certificate Purchase Agreement.

         "Loss Reserve Ratio" means, as calculated by the Servicer and provided in each Monthly Report, the result (expressed as a percentage) of (a) the Applicable Ratings Factor, multiplied by (b) the highest average of the Aged Receivables Ratio for any three consecutive Calculation Periods that occurred during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date, multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables (other than Tricon Receivables) generated by the Sellers during the two Calculation Periods preceding or ending on the most recent Cut-Off Date and (ii) a denominator equal to the Net Eligible Receivables, as of the most recent Cut-Off Date, multiplied by (d) the Payment Term Multiplier.

         "Loss Reserve Ratio (Z-value)" means, as calculated by the Servicer and provided in each Monthly Report, the result (expressed as a percentage) of (a) the Loss Reserve Ratio, plus (b) the product of (i) the Z-value, multiplied by
(ii) the sample standard deviation of the Aged Receivables Ratio during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date, multiplied by (iii) the Payment Term Multiplier.

         "Minimum Required Reserve Ratio" means the sum, as of any Cut-Off Date, of (a) 12%, plus (b) the product of (i) the average of the Dilution Ratios for the period of 12 preceding Calculation Periods ending on such Cut-Off Date, multiplied by (ii) the Dilution Horizon Variable for such Cut-Off Date; provided, however, that at no time shall the Minimum Required Reserve Ratio be less than 15%.

         "Monthly Trustee Payment Amount" means the sum of (i) the dollar amount specified in the fee schedule delivered by Trustee to the Servicer and the Agent on or prior to the Closing Date, as modified from time to time with the prior written consent of the Servicer and the Agent, plus (ii) any reasonable and documented out-of-pocket expenses incurred by Trustee in the administration of its duties hereunder; provided that the Monthly Trustee Payment Amount shall not exceed $5,000 for any month.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized rating agency.

         "Net Eligible Receivables" means, at any time, the positive difference of (a) the Concentration Adjusted Eligible Receivables, minus (b) the sum of (i) the aggregate amount paid by Obligors to the Sellers in respect of any "cash in advance" or "cash on account" arrangement included in the calculation of the Concentration Adjusted Eligible Receivables and which has not been applied against goods shipped to such Obligors, plus (ii) the PACA Amount with respect to Receivables other than Tricon Receivables, plus (iii) the aggregate amount of sales tax included in the calculation of the Concentration Adjusted Eligible Receivables, plus (iv) the aggregate amount of royalties, advertising fees or marketing fees included in the calculation of the Concentration Adjusted Eligible Receivables, plus (v) the aggregate rebilled amount of all Debit Memos included in the calculation of the Concentration Adjusted Eligible Receivables.

         "Net Invested Amount" means, on any Business Day, the positive difference (if any) of (a) the Aggregate Invested Amount, minus (b) the aggregate balance on deposit in the Equalization Account and the Principal Funding Account.

         "Notes" means short-term promissory notes issued or to be issued by QCC to fund its investments in accounts receivable or other financial assets.

         "One-Month LIBOR" means, for any Interest Period, the rate per annum, determined by the Trustee and notified in writing by the Trustee to the Servicer and the Agent, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for dollar deposits having a maturity of one month commencing on the first day of such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below) at approximately 11:00 a.m., London time on the second full Business Day prior to such date; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "One-Month LIBOR" shall mean the rate per annum equal to the average rate at which the principal London offices of Bank of America, Citibank, N.A. and J.P. Morgan are offered dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the first Business Day of such Interest Period in the London eurodollar interbank market for delivery on the first day of such Interest Period for one month and in a principal amount equal to an amount of not less than $1,000,000. As used herein, "Telerate British Bankers Assoc. Interest Settlement Rates Page" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), as reported by Bloomberg Financial Markets Commodities News (or by another source selected by the Trustee and notified by the Trustee to the Agent and the Servicer).

         "PACA Amount" at any time means the aggregate amount of obligations then owed by the Sellers to any Persons that may be entitled to make a claim for payment thereof pursuant to PACA.

         "Participants" is defined in Section 10.3 of the Certificate Purchase Agreement.

         "Payment Term Multiplier" means one.

         "Percentage" is defined in Section 2.1 of the Certificate Purchase Agreement.

         "Permitted Transferee" is defined in Section 10.3(c) of the Certificate Purchase Agreement.

         "PFS" means the unincorporated food distribution business of PepsiCo, Inc. known as PFS that AmeriServe acquired from PepsiCo, Inc. in July, 1997.

         "Principal Payment Date" means (i) any Increase/Decrease Date on which the Aggregate Invested Amount is to be increased pursuant to Section 2.2 of the Certificate Purchase Agreement or reduced pursuant to Section 3.1 of the Certificate Purchase Agreement, and (ii) any Distribution Date falling in an Amortization Period with respect to Series 1998-4.

         "Rated Bank" means a bank which (a) is organized under the laws of the United States or any state thereof and (b) has either (x) a long-term unsecured debt rating of at least "A" from a

Rating Agency or (y) a short-term unsecured debt rating of at least "A-1" or "D-1" from a Rating Agency.

         "Rating Agencies" has the meaning set forth in Appendix A to the Pooling Agreement, except that with respect to any Obligor, unless the context otherwise requires, Rating Agencies means: (a) if both DCR and S&P rate such Obligor, DCR and S&P; (b) if S&P rates such Obligor, but DCR does not, S&P; and
(c) if DCR rates such Obligor, but S&P does not, DCR.

         "QCC" means Quincy Capital Corporation, a Delaware corporation.

         "QCC Trigger Event" is defined in Section 2.1 of the Certificate Purchase Agreement.

         "Receivables Review" is defined in Section 8.1(d) of the Certificate Purchase Agreement.

         "Required Overcollateralization Amount" means, on any Business Day, the result of:

         (a) if the Allocated NER exceeds or is equal to the Targeted NER, the sum of (i) the Adjusted Carrying Cost Reserve plus (ii) the product of the Required Receivables multiplied by the Applicable Reserve Ratio; or

         (b) if the Allocated NER is less than the Targeted NER, the sum of (i) the Adjusted Carrying Cost Reserve plus (ii) the product of the Allocated NER multiplied by the Applicable Reserve Ratio.

         "Required Receivables" means, on any Business Day, the result of the following formula:

                      AIA
                   ---------
                   (1 - ARR)

         where:

ARR       =       the Applicable Reserve Ratio in effect for that Business Day;
                  and

AIA       =       the Adjusted Invested Amount in effect for that Business Day.

         "Required Reserve Ratio" means, as calculated in each Monthly Report, the greater of (a) the sum of (i) the Loss Reserve Ratio, plus (ii) the Dilution Reserve Ratio, and (b) the sum of (i) the Loss Reserve Ratio (Z-value), plus
(ii) the Dilution Reserve Ratio (Z-value).

         "Required Series Holders" means the Required Series 1998-4 Certificateholders.

         "Required Series 1998-4 Certificateholders" is defined in Section 9.9 of the Certificate Purchase Agreement.

         "Reserve-Adjusted Eurodollar Rate" means, for any Interest Period, the rate per annum obtained by dividing (i) One-Month LIBOR for such Interest Period by (ii) a percentage equal to 100%, minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such second preceding Business Day to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D of the Federal Reserve Board (or any successor category of liabilities under Regulation D); provided that Trustee shall rely upon notification from the Agent, in accordance with Section 10.14 of the Certificate Purchase Agreement, as to the applicable stated maximum rate contemplated by clause (ii).

         "Revolving Period" means the period beginning (a) on the Closing Date and (b) ending on the day before the first day of the Amortization Period.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized rating agency.

         "Series Collection Allocation Percentage" at any time means a fraction (expressed as a percentage), (a) the numerator of which the Targeted NER and (b) the denominator of which is the sum for all Series (other than Series 1998-1) of the "Targeted NER" as defined in the Supplements for such Series (other than Series 1998-1).

         "Series 1997-1" means the Floating Rate Variable Funding Certificates, Series 1997-1, issued by the Trust.

         "Series 1997-1/Series 1998-2 Repayment and Termination Agreement" means the Series 1997-1/Series 1998-2 Repayment and Termination Agreement dated as of December 18, 1998 among AmeriServe, the Transferor, QCC, Receivables Capital Corporation and Bank of America, individually and as Agent.

         "Series 1998-1" or "Series 1998-1 Certificates" means the Floating Rate Variable Funding Certificates, Series 1998-1, issued by the Trust.

         "Series 1998-2" means the Floating Rate Variable Funding Certificates, Series 1998-2, issued by the Trust.

         "Series 1998-3" or "Series 1998-3 Certificates" means the Series comprised of the Floating Rate Class A Term Certificates, Series 1998-3, the Floating Rate Class B Term Certificates, Series 1998-3, and the Floating Rate Class C Term Certificates, Series 1998-3, issued by the Trust.

         "Series 1998-3 Supplement" means the Supplement pursuant to which Series 1998-3 was issued, without giving effect to any amendment, amendment and restatement or other modification to such Supplement (unless such amendment, amendment and restatement or other modification has been consented to in writing by the Required Series 1998-4 Certificateholders).

         "Series 1998-4" is defined in the Preliminary Statement to this Supplement.

         "Series 1998-4 Certificateholders" means the Holders of the Series 1998-4 Certificates.

         "Series 1998-4 Certificates" means any of the Investor Certificates issued pursuant to this Supplement, each of which shall be substantially in the form of Exhibit A.

         "Servicing Fee" with respect to Series 1998-4 shall be calculated as follows:

         At any time when any AmeriServe Person is Servicer, the Servicing Fee for any Distribution Period shall be equal to one-twelfth of the product of (a) 2%, multiplied by (b) the product of, as measured on the first Business Day of that Distribution Period, (x) the aggregate Unpaid Balance of all Receivables (other than Tricon Receivables), multiplied by (y) the Series Collection Allocation Percentage as of the first day of such Distribution Period.

         The Servicing Fee for a Successor Servicer that is not an AmeriServe Person shall be an amount equal to the greater of (i) the amount calculated pursuant to the preceding sentence and (ii) an alternative amount specified by such Servicer not exceeding the sum of (x) 110% of the aggregate reasonable costs and expenses incurred by such Servicer during such Distribution Period in connection with the performance of its obligations under the Transaction Documents, and (y) the other costs and expenses that are to be paid out of the Servicing Fee, as described in the Pooling Agreement; provided that the amount provided for in clause (x) shall not exceed one-twelfth of 2% of the aggregate Unpaid Balance of the Receivables (other than Tricon Receivables) as measured on the first Business Day of the Distribution Period and (ii) the allocation to Series 1998-4 of amounts described in clauses (x) and (y) of this sentence shall be based on the Series Collection Allocation Percentage for Series 1998-4 as of the first day of such Distribution Period.

         "Special Obligor" means any Obligor that may be designated as a "Special Obligor" from time to time in writing by Transferor to the Trustee but only with the written consent of the Agent, provided that the designation of any Obligor as a Special Obligor shall not be effective unless (i) the Modification Condition shall have been satisfied with respect to the designation of such Special Obligor and (ii) the Required Series 1998-4 Certificateholders shall have consented to the designation of such Special Obligor.

         "Stated Amount" means as to any Series 1998-4 Certificate and any date of determination, the maximum principal amount that may be required to be funded as of such date by the Holder of such Series 1998-4 Certificate, as such amount may be reduced pursuant to Section 2.3 of the Certificate Purchase Agreement. As of the Closing Date, the Stated Amount of the initial Series 1998-4 Certificate held by the initial Series 1998-4 Certificateholder is set forth in Schedule I to the Certificate Purchase Agreement.

         "Targeted NER" means the sum of (a) the Required Receivables plus (b) the Adjusted Carrying Cost Reserve.

         "Tax Opinion" is defined in Section 4.9.

         "Taxes" is defined in Section 4.6 of the Certificate Purchase
Agreement.

         "Termination of Sale Notice Date" means the date on which a Termination of Sale Notice is given pursuant to Section 8.1 of the Purchase Agreement.

         "Tier-1 Obligor" means, subject to Section 8.5(b), any Obligor that (a) has a short-term unsecured debt rating from each Rating Agency of at least "A-1+" and "D-1+", if such Obligor's short-term unsecured debt is rated by such Rating Agency, or (b) (x) has no short-term unsecured debt rating from any Rating Agency and (y) has a long-term unsecured debt rating from each Rating Agency of at least "AAA", if such Obligor's long-term unsecured debt is rated by such Rating Agency.

         "Tier-2 Obligor" means, subject to Section 8.5(b), any Obligor (other than a Tier-1 Obligor) that (a) has a short-term unsecured debt rating from each Rating Agency of at least "A-1" and "D-1", if such Obligor's short-term unsecured debt is rated by such Rating Agency, or (b) (x) has no short-term unsecured debt rating from any Rating Agency and (y) has a long-term unsecured debt rating from each Rating Agency of at least "AA-", if such Obligor's long-term unsecured debt is rated by such Rating Agency.

         "Tier-3 Obligor" means, subject to Section 8.5(b), any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) that (a) has a short-term unsecured debt rating from each Rating Agency of at least "A-2" and "D-2", if such Obligor's short-term unsecured debt is rated by such Rating Agency, or (b) (x) has no short-term unsecured debt rating from any Rating Agency and (y) has a long-term unsecured debt rating from each Rating Agency of at least "A-", if such Obligor's long-term unsecured debt is rated by such Rating Agency.

         "Tier-4 Obligor" means, subject to Section 8.5(b), any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) that (a) has a short-term unsecured debt rating from each Rating Agency of at least "A-3" or "D-3", if such Obligor's short-term unsecured debt is rated by such Rating Agency, or (b) (x) has no short-term unsecured debt rating from any Rating Agency and (y) has a long-term unsecured debt rating from each Rating Agency of at least "BBB-", if such Obligor's long-term unsecured debt is rated by such Rating Agency.

         "Tier-5 Obligor" means any Obligor other than a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

         "Tranche" means each of the ABR Tranche, each CP Tranche and each Eurodollar Tranche.

         "Transferee" is defined in Section 10.3(d) of the Certificate Purchase Agreement.

         "Transferor Indemnified Losses" is defined in Section 7.2.

         "Transferor Indemnified Party" is defined in Section 7.2.

         "Transition Costs" is defined in Section 10.2(b) of the Pooling Agreement.

         "Turnover Days" means, at any time, the greater of (A) thirty (30) and
(B) the quotient of:

                  (x) (i) the sum of the Unpaid Balances of Receivables (other than Tricon Receivables) as of the Cut-Off Date for each of the two immediately preceding Calculation Periods divided by 2, multiplied by
         (ii) 60; divided by

                  (y) the aggregate amount payable pursuant to invoices giving rise to Receivables (other than Tricon Receivables) that were generated during the immediately preceding two Calculation Periods.

         "Unapplied Cash" means, on any Business Day, available funds (other than Tricon Collections) received in the Master Collection Account and reflected in the Daily Report for that Business Day that have not been applied as Collections on a particular Receivable on or prior to the time as of which that Daily Report is prepared.

         "Unmatured Early Amortization Event" means an event or condition that, upon the giving of notice or the passage of time, would become an Early Amortization Event.

         "Z-value" means 1.96.

         SECTION 1.2 Incorporation of Terms. The terms of the Pooling Agreement are incorporated in this Supplement as if set forth in full herein. As supplemented by this Supplement, the Pooling Agreement is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Supplement and the terms of the Pooling Agreement conflict, the terms of this Supplement shall control with respect to the Series 1998-4 Certificates.

ARTICLE II  DESIGNATION

         SECTION 2.1 Designation. There is hereby created a Series to be known as the "Series 1998-4 Certificates" or the "Floating Rate Variable Funding Certificates, Series 1998-4". Subject to the conditions set forth in Article III, Trustee shall authenticate and deliver the Series 1998-4 Certificates to or upon the order of Transferor.

ARTICLE III  CONDITIONS TO ISSUANCE; USE OF PROCEEDS

         SECTION 3.1 Conditions to Issuance. Trustee shall not authenticate the Series 1998-4 Certificates unless (i) all conditions to the issuance of the Series 1998-4 Certificates under Section 6.10 of the Pooling Agreement shall have been satisfied, (ii) Trustee shall have received a letter from AmeriServe updating the letter previously delivered pursuant to the first sentence of
Section 5.1(o) of the Purchase Agreement, and (iii) AmeriServe shall have delivered a certificate to Trustee to the effect that all conditions set forth in Section 7.1 of the Certificate Purchase Agreement shall have been satisfied.

         SECTION 3.2 Use of Proceeds. After giving effect to Section 2.1 of the Certificate Purchase Agreement and to the Series 1997-1/Series 1998-2 Repayment and Termination Agreement, the net proceeds from the issuance of the Series 1998-4 Certificates received by the Transferor shall be used for general corporate purposes of Transferor.

ARTICLE IV  PAYMENTS AND ALLOCATIONS

         SECTION 4.1 Interest; Additional Amounts. (a) Subject to Section 4.1 of the Certificate Purchase Agreement, Transferor may from time to time allocate the Aggregate Invested Amount to the ABR Tranche and up to the number of separate CP Tranches and Eurodollar Tranches specified in Section 4.1(b) of the Certificate Purchase Agreement. Interest on each Tranche shall be due and payable on each Distribution Date and shall be calculated on the actual outstanding principal balances of the Series 1998-4 Certificates.

         (b) Interest on a CP Tranche shall accrue during any Interest Period at a rate per annum equal to the sum of (i) the CP Rate plus (ii) the Certificate Spread, and shall be calculated on the basis of actual days over a year of 360 days. Interest on a Eurodollar Tranche shall accrue during any Interest Period at a rate per annum equal to the sum of (i) the Reserve Adjusted Eurodollar Rate, plus (ii) the Certificate Spread, and shall be calculated on the basis of actual days over a year of 360 days. Interest on the ABR Tranche shall accrue at a rate per annum equal to the sum of (i) the Alternate Base Rate in effect from time to time plus (ii) the Certificate Spread, and shall be calculated on the basis of actual days over a year of 365 or 366 days, as the case may be.

         (c) [Reserved]

         (d) Interest with respect to the Series 1998-4 Certificates due but not paid on any Distribution Date shall be due on the next Distribution Date with additional interest on the amount at 2% per annum above the Alternate Base Rate to the extent permitted by law. To the extent permitted by law, interest also shall accrue at the rate of 2% per annum above the Alternate Base Rate on any other amounts due but not paid to the Agent, the Series 1998-4 Certificateholders, any Affected Party or any other Indemnitee pursuant to this Supplement or the Pooling Agreement.

         (e) Additional Amounts shall also be payable with respect to the Series 1998-4 Certificates as specified in the Certificate Purchase Agreement and, except in the case of Section 7.1, to the extent (but only to the extent) that funds become available for such Additional Amounts in accordance with this Agreement.

         SECTION 4.2 Daily Calculations and Series Allocations. On each Business Day, Servicer shall calculate the Series Collection Allocation Percentage for Series 1998-4, the Carrying Cost Cash Reserve Amount and the Base Amount. On each Business Day which is not in an Early Amortization Period, Servicer shall also determine whether the Net Invested Amount is greater than, equal to or less than the Base Amount.

         On each Business Day, Servicer shall allocate to Series 1998-4, the Series Collection Allocation Percentage of available funds (other than available funds constituting Tricon Collections) received in the Master Collection Account since the preceding Business Day. The funds allocated to Series 1998-4 in accordance with the preceding sentence, together with any funds released from the Equalization Account in accordance with Section 4.5 on that Business Day, are called the "Daily Series Collections".

         SECTION 4.3 Allocations of Daily Series Collections (Other Than in an Amortization Period). On each Business Day (other than a Business Day falling in an Amortization Period) (a) Servicer shall allocate to Series 1998-4 (i) the Daily Series Collections required to fund the items described in priorities first through fourth below, in the priority indicated (and to the extent of Daily Series Collections available), and (ii) the amount of funds then available on account of a Distribution Shortfall (with respect to Series 1998-4) pursuant to the Supplements for any other Series (other than Series 1998-1) to the extent needed to fund the items described in priorities first and third below, in the priority indicated, (b) Servicer shall indicate such allocation in the Daily Report delivered on such Business Day, and (c) in accordance with such Daily Report, Trustee shall remit or hold funds as follows:

                  first, to the Carrying Cost Account until the amount allocated to the Carrying Cost Account equals an amount equal to the Current Carrying Costs for the Distribution Period in which such Business Day occurs;

                  second, if Transferor shall have notified Trustee (with a copy to the Agent) in accordance with Section 3.1 of the Certificate Purchase Agreement that it desires to reduce the Aggregate Invested Amount, to the Principal Funding Account in an amount necessary to cause the funds on deposit in the Principal Funding Account to equal the amount of such reduction;

                  third, if the Net Invested Amount is greater than the Base Amount, to the Equalization Account in an amount sufficient to reduce the Net Invested Amount to an amount equal to the Base Amount;

                  fourth, to move from the Master Collection Account, into a separate administrative subaccount, the amount necessary to pay on the next Distribution Date all amounts payable in respect of Additional Amounts; and

                  fifth, if there is a Distribution Shortfall with respect to any Series (other than Series 1998-1 and Series 1998-4) on such Business Day, to Trustee, for distribution to the applicable accounts or Persons specified in the Supplement with respect to such Series, the lesser of (x) the amount of such Distribution Shortfall and (y) the amount of funds available pursuant to this clause fifth, it being understood that if the Distribution Shortfalls for all Series (other than Series 1998-1 and Series 1998-4) exceed the amount of funds available pursuant to this clause fifth, then such funds shall be allocated to such Series pro rata based on their respective Series Collection Allocation Percentages (as defined in the Supplements for such Series).

                  On such Business Day, Servicer shall allocate the remainder of the Daily Series Collections to Transferor.

         If, on any day, the amount of Daily Series Collections that is then allocated to the Carrying Cost Account is less than the amount of Daily Series Collections that is then required to be allocated to the Carrying Cost Account, Servicer shall reallocate such Daily Series Collections on such day first to the Monthly Trustee Payment Amount and Transition Costs, if any, and then to one or more of the obligations contemplated by priority first of the second preceding sentence.

         In addition, if, on any day, funds on deposit in the Master Collection Account and available for allocation under priority fourth are less than the amount of the obligations described therein, then the available Collections shall be allocated by Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them.

         SECTION 4.4 Allocations of Daily Series Collections During an Amortization Period. On each Business Day falling in an Amortization Period, (a) Servicer shall allocate to Series 1998-4 (i) the Daily Series Collections and
(ii) the amount of funds then available on account of a Distribution Shortfall (with respect to Series 1998-4) pursuant to the Supplements for any other Series (other than Series 1998-1) for the following purposes, in the priority indicated (and to the extent of Daily Series Collections and such other funds available),
(b) Servicer shall indicate such allocation in the Daily Report delivered on such Business Day, and (c) in accordance with such Daily Report, Trustee shall remit or hold funds as follows:

                  first, to the Carrying Cost Account to the extent that the balance therein is less than the amount of Current Carrying Costs (other than any Servicing Fee payable to any

         AmeriServe Person) payable on the Distribution Date relating to the Calculation Period during which such Business Day falls;

                  second, to the Principal Funding Account, an amount equal to the excess of the Daily Series Collections over the amount allocated on that Business Day pursuant to priority first, provided that the aggregate amount so deposited shall in no event exceed the Aggregate Invested Amount for Series 1998-4;

                  third, to move from the Master Collection Account, into a separate administrative subaccount, the amount necessary to pay on the next Distribution Date all amounts payable in respect of Additional Amounts;

                  fourth, to the Carrying Cost Account to the extent that the balance therein is less than the amount of Current Carrying Costs (including any Servicing Fee payable to any AmeriServe Person);

                  fifth, if there is a Distribution Shortfall with respect to any Series (other than Series 1998-1 and Series 1998-4) on such Business Day, to Trustee, for distribution to the applicable accounts or Persons specified in the Supplement with respect to such Series, the lesser of (x) the amount of such Distribution Shortfall and (y) the amount of funds available pursuant to this clause fifth, it being understood that if the Distribution Shortfalls for all Series (other than Series 1998-1 and Series 1998-4) exceed the amount of funds available pursuant to this clause fifth, then such funds shall be allocated to such Series pro rata based on their respective Series Collection Allocation Percentages; and

                  sixth, the balance to Transferor.

         If, on any day, funds on deposit in the Master Collection Account and available for allocation under priority third are less than the amount of the obligations described therein, then the available Collections shall be allocated by Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them.

         SECTION 4.5 Withdrawals from the Equalization Account.

         (a) On any Business Day during the Revolving Period on which no Early Amortization Event (or Unmatured Early Amortization Event) exists, Servicer may instruct Trustee in writing to withdraw (and upon receipt of such instruction Trustee shall withdraw) funds from the Equalization Account with respect to Series 1998-4 and apply such funds as Daily Series Collections, so long as the Net Invested Amount would not exceed the Base Amount after giving effect to such transfer and application.

         (b) On any Business Day falling on or after the delivery of a notice pursuant to Section 3.1 of the Certificate Purchase Agreement (and before the next Distribution Date),

Servicer may instruct Trustee to transfer, and upon receipt of such instruction Trustee shall transfer, the entire balance of the Equalization Account to the Principal Funding Account.

         (c) On the first day of the Amortization Period Servicer shall instruct Trustee to transfer, and upon receipt of such instruction Trustee shall transfer, the entire balance of the Equalization Account to the Principal Funding Account.

         SECTION 4.6  [Reserved]

         SECTION 4.7 Write-Offs and Recoveries. The allocation of Write-Offs and Dilutions referred to in Section 4.3(b) of the Pooling Agreement shall not apply to Series 1998-4.

         SECTION 4.8 [Reserved]

         SECTION 4.9 Tax Opinion. If any "Tax Opinion" is required to be delivered in connection with the Series 1998-4 Certificates, the term "Tax Opinion" shall have the meaning specified below:

                  "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax and applicable state income and franchise tax purposes, (a) such action shall not adversely affect the characterization of the Series 1998-4 Certificates as debt,
         (b) following such action the Trust would not be treated as an association (or publicly traded partnership) taxable as a corporation,
         (c) such action would not be treated as a taxable event to any Series 1998-4 Investor Certificateholder or Certificate Owner.

ARTICLE V  DISTRIBUTIONS AND REPORTS

         SECTION 5.1 Distributions. On each Distribution Date and (with respect to clause sixth below) each Principal Payment Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report and to the extent funds are available for such payment in the Carrying Cost Account (and, in the case of clause sixth, in the Principal Funding Account, and in the case of clause eighth, in the Master Collection Account), distribute such funds in the following priority:

                  first, to itself, the Monthly Trustee Payment Amount;

                  second, to the Servicer, so long as the Servicer is not an AmeriServe Person, the Servicing Fee for the preceding Distribution Period and to any Successor Servicer, the amount of any Transition Costs;

                  third, to the Series 1998-4 Certificateholders, accrued and unpaid interest on each Tranche (other than amounts referred to in clause fourth below);

                  fourth, to the Series 1998-4 Certificateholders, any additional interest payable pursuant to Section 4.1;

                  fifth, to the Series 1998-4 Certificateholders, an amount equal to any Commitment Fee then payable in accordance with Section 4.2 of the Certificate Purchase Agreement;

                  sixth, (i) on each Principal Payment Date on which the Aggregate Invested Amount is to be reduced pursuant to Section 3.1 of the Certificate Purchase Agreement, all funds deposited in the Principal Funding Account on or prior to the date on which the applicable notice was delivered pursuant to such Section 3.1, subject to compliance with such Section 3.1 (but in no event in excess of the lesser of the Aggregate Invested Amount and the amount of such reduction), shall be distributed to the Series 1998-4 Certificateholders in reduction of the Aggregate Invested Amount, and
         (ii) on each Principal Payment Date falling in an Amortization Period with respect to Series 1998-4, all funds on deposit in the Principal Funding Account on such Principal Payment Date shall be distributed to the Series 1998-4 Certificateholders in reduction of the Aggregate Invested Amount;

                  seventh, if on any Principal Payment Date, the funds on deposit in the Carrying Cost Account (less any Servicing Fee payable on that day to any Person other than an AmeriServe Person) shall be equal to or greater than the Aggregate Invested Amount (after giving effect to the distribution required by clause sixth), then an amount equal to such remaining Aggregate Invested Amount shall be withdrawn from the Carrying Cost Account and distributed to the Series 1998-4 Certificateholders in reduction of the Aggregate Invested Amount;

                  eighth, to the Persons entitled thereto, any Additional Amounts then payable to the extent that funds have been allocated for those Additional Amounts pursuant to priority fourth of Section 4.3 or priority third of Section 4.4;

                  ninth, to the Rating Agencies, any fees owing by Transferor or Servicer to the Rating Agencies for rating or monitoring Series 1998-4;

                  tenth, to the Servicer (if the Servicer is an AmeriServe Person), the Servicing Fee for the preceding Distribution Period; and

                  eleventh, the balance (if any) to the Transferor.

         All amounts payable to any Series 1998-4 Certificateholder hereunder or with respect to its Series 1998-4 Certificate shall be made by wire transfer of immediately available funds in Dollars not later than 2:00 p.m., New York City time, on the date due, to a bank account designated by such Series 1998-4 Certificateholder (or in the case of QCC, designated by the Agent) from time to time to the Trustee, provided that such Holder notified the Trustee in writing as to such account at least five Business Days prior to such Distribution Date (such notice to remain effective with respect to a Holder until different instructions are received by the Trustee), and provided, further, that the Trustee shall promptly notify the Servicer and the Transferor as to any such designation or instructions. Any funds received after that 2:00 p.m. time shall be deemed to have been received on the next Business Day. For purposes of distributions to Series 1998-4 Certificateholders on a Distribution Date, the status of a Person as a Series 1998-4 Certificateholder shall be determined as of the preceding Record Date.

         Notwithstanding any other provision of this Supplement, if any Person other than a Holder shall be entitled to receive Additional Amounts, such Person shall not be prejudiced in its ability to recover such Additional Amounts in accordance with the terms of the Transaction Documents on account of references in this Supplement to Additional Amounts being distributed to the Holders (it being understood that Holders shall not retain Additional Amounts beyond those to which such Holders are entitled).

         SECTION 5.2 Payments in Respect of Transferor Certificate. On each day on which funds are allocated for this purpose pursuant to Sections 4.3 and 4.4, Trustee shall, in accordance with instructions set out in the applicable Daily Report, distribute to Transferor all funds allocated for that purpose in accordance with those Sections. In addition, upon termination of this Supplement in accordance with Section 8.10, any additional funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account shall similarly be paid to Transferor in respect of the Transferor Certificate.

         SECTION 5.3 Daily Reports and Monthly Reports. (a) Each Daily Report and Monthly Report shall be substantially in the applicable form set out in Exhibit B or C or in such other form as may be satisfactory to both Servicer and the Agent and consistent with the terms of this Supplement and the Pooling Agreement. Copies of each Monthly Report shall be provided free of charge on each Report Date by the Servicer to the Holders of Series 1998-4 Certificates. Each Daily Report shall report the required information for all outstanding Series. In addition, such reports shall provide information with respect to (i) accrued interest on each Tranche and (ii) the Commitment Fee Reserve Amount.

         (b)  Notwithstanding any other provision of this Supplement:

                  (i) In the event that a calculation or determination to be made with respect to periods prior to the Closing Date refers to a Daily Report or Monthly Report, such calculation or determination shall be made even though Daily Reports and Monthly Reports were not required to be delivered pursuant to this Supplement prior to the Closing Date. By way of example, the "ADR" referred to in the definition of Dilution Reserve Ratio shall be calculated for purposes of periods prior to the Closing Date even though the definition of Dilution Ratio refers to a calculation in a Monthly Report.

                  (ii) Any calculation or determination which relates to a Cut-Off Date and which is to be made with respect to periods or dates prior to the Cut-Off Date occurring in September 1997 (with respect to AmeriServe) or February 1998 (with respect to ProSource) shall be made instead with respect to Unmodified End Dates relating to such periods or dates. "Unmodified End Date" means the end of a fiscal month of a Seller and, to the extent relevant, the end of "Periods" historically used by PFS in connection with its servicing operations.

                  (iii) Servicer at all times shall use its best efforts to estimate the items described in clause (b) of the definition of Net Eligible Receivables; provided that the fact that Servicer is permitted to make such estimates shall not limit the effect of any indemnification or other provision in any Transaction Document.

This Section 5.3 shall not limit the obligation of Servicer to make the allocations and calculations required by this Supplement on a daily basis.

         SECTION 5.4 Annual Tax Information. During January (and on or before January 31) of each calendar year, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Holder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Holder, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code to the holders of the issuer's indebtedness and such other customary information as is necessary to enable such Holders to prepare their federal income tax returns. Notwithstanding anything to the contrary contained in this Agreement, Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons, at least five Business Days prior to the end of the period required by applicable law, the information required to complete a Form 1099-INT.

         SECTION 5.5 Periodic Perfection Certificate. (a) During December (and on or before December 31) of each calendar year, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to Trustee and the Agent an Officer's Certificate setting forth a list of all changes in (i) the name, identity or corporate structure of Transferor or any Seller and (ii) the chief executive office of Transferor or any Seller (or in the place of business of Transferor or any Seller that has only one place of business) that have taken place since the date of the Officer's Certificate most recently delivered pursuant to this
Section 5.5, or indicating that no such events have taken place, and stating in each case what filings of UCC financing statements, or amendments thereto, relating to the Transaction Documents have been made in connection with each such event (identifying the date and filing index numbers for each). Any financing statement identified in such an Officer's Certificate delivered to Trustee shall be deemed to have been identified to Trustee in writing for purposes of subsection 11.1(c)(v) of the Pooling Agreement. If any such new UCC financing statements are filed, Servicer shall cause Trustee to be named as secured party (in the case of any filing against Transferor) or assignee of the secured party (in the case of any filing against a Seller).

         (b) Notwithstanding the foregoing, if any "Default" or "Event of Default" under (and as defined in) the AmeriServe Credit Agreement occurs, Servicer shall deliver an Officer's Certificate covering the matters described in clause (a) above to Trustee and Agent not later than 10 days after the occurrence of such "Default" or "Event of Default" and for so long as any such "Default" or "Event of Default" remains outstanding Servicer shall deliver such an Officer's Certificate on the last Business Day falling in each of March, June, September and December.

ARTICLE VI  EARLY AMORTIZATION EVENTS

         SECTION 6.1 Early Amortization Events. Each of the following shall constitute an "Early Amortization Event":

                  (a)(i) failure of any interest, Commitment Fee or principal payable to the Series 1998-4 Certificateholders on any date to be paid to the Series 1998-4 Certificateholders on such date; or (ii) failure on the part of Transferor or Servicer to make any deposit or any other payment required by the terms of any Transaction Document on or before one Business Day after the date such deposit or payment is required to be made; or (iii) failure on the part of any Seller to duly observe or perform Section 6.1(f), 6.1(h), 6.1(i), 6.1(j), 6.2, 6.3(a), 6.3(b),
         6.3(c) or 6.3(e) of the Purchase Agreement or Transferor to duly observe or perform Section 7.2(c), 7.2(d), 7.2(e), 7.2(f), 7.2(g),
         7.2(h), 7.2(i), 7.2(j), 7.2(k), 7.2(m), 7.2(n), 7.2(q) or 7.2(r) of the
         Pooling Agreement, which failure continues unremedied for a period of five Business Days; or (iv) failure on the part of Transferor, Servicer, any Seller or Guarantor duly to observe or perform any other covenant or agreement set forth in any Transaction Document, which failure continues unremedied for a period of 30 days; or (v) Guarantor gives notice of termination of the Seller Guaranty (or otherwise purports to disaffirm or contest the Seller Guaranty);

                  (b) any representation or warranty made by a Seller in Section 5.1(d), 5.1(k), 5.1(o) or 5.1(r) of the Purchase Agreement or by Transferor in Section 2.3(a)(i), 2.3(a)(ii) or 7.1(i) of the Pooling Agreement shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days, or any other representation or warranty made by Transferor, Servicer, any Seller or Guarantor in any Transaction Document shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days; provided that a representation and warranty with respect to a Receivable set forth in Section 5.1(k), 5.1(l) or 5.3(b) of the Purchase Agreement shall not constitute an Early Amortization Event unless and until the applicable Seller has failed to make the cash payments (if any) owed under Sections 3.1 and
         3.5 of the Purchase Agreement in respect of such mistake or breach (it being understood that certain of such mistakes or breaches may result in a non-cash adjustment under the Purchase Agreement);

                  (c) a Bankruptcy Event shall occur with respect to Transferor, Servicer, Guarantor or any Seller, or Transferor shall become unable, for any reason, to transfer

         Receivables or other Transferred Assets to Trustee in accordance with the provisions of this Supplement and the Pooling Agreement; provided that if, at the time any event that would, with the passage of time, become a Bankruptcy Event occurs as a result of a bankruptcy proceeding being filed against Transferor or any Seller, then, on and after the day on which the bankruptcy proceeding is filed until the earlier to occur of the dismissal of the proceeding and the Early Amortization Commencement Date, Transferor shall not purchase Receivables and Related Assets from the affected Seller or, if Transferor is the subject of the proceeding, transfer Receivables and Related Transferred Assets to the Trustee;

                  (d) the Trust or Transferor shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (e) the Net Invested Amount exceeds the Base Amount for a period of two or more consecutive Business Days;

                  (f) a Servicer Default shall occur (whether or not contemplated by clause (c) above or by any other language in this
         Section 6.1), or AmeriServe shall resign, be removed or not be the Servicer for any reason;

                  (g) AmeriServe shall cease to directly own 100% of the issued and outstanding capital stock of Transferor;

                  (h) the Internal Revenue Service or the PBGC shall have filed a notice of one or more Tax or ERISA Liens against the assets of Transferor, any Seller or the Trust (including Receivables);

                  (i) the cessation of, or the failure to create, a valid first-priority perfected ownership or security interest in favor of Trustee in the Receivables or the rights of Transferor under the Purchase Agreement;

                  (j) the Aggregate Invested Amount is not paid in full on the Expected Revolving Period Termination Date;

                  (k) the Transferor Net Worth shall be less than the greater of
         (i) 10% of the aggregate Unpaid Balance of the Receivables owned by the Transferor and the Trust and (ii) $25,000,000, and in either case such condition shall continue for more than five consecutive Business Days;

                  (l) any foreclosure or similar proceeding in respect of any Adverse Claim on any Buyer Note or the Transferor's common stock shall have been commenced; or title to any Buyer Note or Transferor's common stock shall pass to the holders of such Adverse Claim, it being understood that the grant of a security interest in the stock of Transferor or any Buyer Note pursuant to the AmeriServe Credit Agreement to a creditor of a Seller that is party to an Intercreditor Agreement shall not be an Early Amortization Event;

                  (m) the Intercreditor Provisions shall be amended, waived, modified or breached without (i) the prior written consent of the Agent and (ii) satisfaction of the Modification Condition with respect thereto;

                  (n) NEHC, AmeriServe, or any Subsidiary (other than a Receivables Subsidiary) (i) fails to make any payment (including any mandatory prepayment or redemption) in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and, in the case of each of clause (i) or clause (ii), as the case may be, such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded (capitalized terms (other than AmeriServe) used in this clause (n) shall have the meanings set forth in the AmeriServe Credit Agreement);

                  (o) the Series 1998-4 Certificates shall cease to be rated by either S&P or DCR for any reason;

                  (p) any of the Series 1998-3 Certificates (regardless of whether Class A Term Certificates, Class B Term Certificates or Class C Term Certificates) shall cease to be rated by either S&P or DCR for any reason; or

                  (q) the Series 1998-1 Certificates shall cease to be rated by either S&P or DCR for any reason.

         SECTION 6.2 Early Amortization Period. Upon the occurrence and continuance of any Early Amortization Event described in subsection 6.1(c), (d),
(e), (i), (j), or (k), an Early Amortization Period shall commence immediately on the date of such occurrence without any notice or other action on the part of any Person. Upon the occurrence and during the continuance of any other Early Amortization Event, if so directed in writing by the Agent (acting on behalf of Series 1998-4 Certificateholders), Trustee shall, by notice given in writing to Transferor and Servicer as soon as possible after Trustee's receipt of such written direction from the Agent (acting on behalf of Series 1998-4 Certificateholders), declare that an Early Amortization Period has commenced (and the Early Amortization Period shall commence immediately as of the date

Trustee sends such notice). On the date such notice is sent by Trustee, Trustee shall provide the Agent with a copy of such notice in accordance with Section
10.7 of the Certificate Purchase Agreement.

ARTICLE VII  OPTIONAL REDEMPTION; INDEMNITIES

         SECTION 7.1 Optional Redemption of Investor Interests. On any Distribution Date occurring during the Amortization Period with respect to the Series 1998-4 Certificates on or after the date that the Aggregate Invested Amount is reduced to ten percent (10%) or less of the Aggregate Invested Amount as of the commencement of the Amortization Period, Transferor shall have the option to redeem the Series 1998-4 Series Interest; provided that on or prior to such Distribution Date, Transferor shall have furnished to Trustee, the Agent and the Rating Agencies a legal opinion, in form and substance satisfactory to Trustee, the Agent and the Rating Agencies, to the effect that the payment of such redemption price does not constitute a fraudulent conveyance. The redemption price shall be an amount equal to the sum of (a) the Aggregate Invested Amount, plus (b) accrued and unpaid interest on the Series 1998-4 Certificates (and accrued and unpaid interest with respect to interest that was due but not paid on any prior Distribution Date) through the day preceding such Distribution Date in accordance with Section 4.1, plus (c) any Additional Amounts then due. Upon the tender of the outstanding Series 1998-4 Certificates, Trustee shall distribute such amounts, together with all funds on deposit in the Principal Funding Account that are allocable to the Series 1998-4 Certificates, to the Series 1998-4 Certificateholders on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to the Series 1998-4 Certificateholders. Following any redemption, the Series 1998-4 Certificateholders shall have no further rights with respect to the Receivables, subject to Section 8.10. In the event that Transferor fails for any reason to deposit such redemption price in the Principal Funding Account, payments shall continue to be made to the Series 1998-4 Certificateholders in accordance with the terms of the Pooling Agreement and this Supplement.

         SECTION 7.2 Indemnification by Transferor. Transferor hereby agrees to indemnify the Trust, Trustee, the Agent, each Holder of a Series 1998-4 Certificate and each of the successors, permitted transferees and assigns of any such Person and all officers, directors, shareholders, controlling Persons, employees, affiliates and agents of any of the foregoing (each of the foregoing Persons (other than the Transferor) individually being called a "Transferor Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise, and whether or not the relevant Transferor Indemnified Party is a party to any action or proceeding that gives rise to any Transferor Indemnified Losses (as defined below)), judgments, liabilities and related reasonable costs and expenses (including reasonable Attorney Costs) (all of the foregoing collectively being called "Transferor Indemnified Losses") awarded against or incurred by any of them that arise out of or relate to this Agreement, any other Transaction Document or any of the transactions contemplated herein or therein or the use of proceeds herefrom or therefrom (including without limitation any Transferor Indemnified

Losses relating to any Adverse Claim, without regard to whether such Adverse Claim was a Permitted Adverse Claim).

         Notwithstanding the foregoing, in no event shall any Transferor Indemnified Party be indemnified for any Transferor Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of such Transferor Indemnified Party (or the gross negligence or willful misconduct on the part of any of its officers, directors, employees, affiliates or agents),
(ii) to the extent they include Transferor Indemnified Losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to Transferor for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, or (iii) to the extent they are or result from taxes (including interest and penalties thereon) asserted with respect to (A) distributions on the Series 1998-4 Certificates, (B) franchise or withholding taxes imposed on any Transferor Indemnified Party other than the Trust or Trustee in its capacity as Trustee, or (C) federal or other income taxes on or measured by the net income of such Transferor Indemnified Party and costs and expenses in defending against the same.

         If for any reason the indemnification provided in this section is unavailable to a Transferor Indemnified Party or is insufficient to hold a Transferor Indemnified Party harmless, then Transferor shall contribute to the amount paid by the Transferor Indemnified Party as a result of any loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Transferor Indemnified Party on the one hand and Transferor on the other hand, but also the relative fault (if any) of the Transferor Indemnified Party and Transferor and any other relevant equitable considerations.

         Notwithstanding any provisions contained in any Transaction Document to the contrary, Transferor shall not, and shall not be obligated to, pay any amount pursuant to this Section unless funds are allocated for such payment pursuant to Article IV of this Supplement. Any amount which Transferor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of Transferor for any such insufficiency.

         SECTION 7.3 Indemnification by Servicer. Servicer agrees that each of the Agent, each Holder of a Series 1998-4 Certificate and each other Transferor Indemnified Party shall be an "Indemnified Party" for purposes of the Pooling Agreement.

ARTICLE VIII  MISCELLANEOUS

         SECTION 8.1 Amendment, Waiver, Etc. (a) Neither this Supplement nor any other Transaction Document shall be amended, modified or waived except in accordance with Section 10.1 of the Certificate Purchase Agreement and, to the extent applicable, Section 13.1 of the Pooling Agreement, and the terms of those sections shall apply to any such amendment, modification or waiver.

         (b) No reference to the AmeriServe Credit Agreement in the Transaction Documents shall include any amendments, amendments and restatements or other modifications of the AmeriServe Credit Agreement unless the Pooling Agreement and this Supplement, if applicable, have been amended to reflect the same, and all references to the AmeriServe Credit Agreement in the Transaction Documents shall survive termination of the AmeriServe Credit Agreement. Without limiting the foregoing, any amendment of the Pooling Agreement contemplated by the preceding sentence shall be subject to Section 10.1 of the Certificate Purchase Agreement.

         SECTION 8.2 Trustee. Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by Transferor and Servicer.

         SECTION 8.3 Instructions in Writing. All instructions given by Servicer to Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Monthly Report.

         SECTION 8.4 Rule 144A. So long as any of the Series 1998-4 Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Transferor shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or rule 12g3-2(b) thereunder, provide to any Holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

         SECTION 8.5 Supplemental Ratings Requirement. (a) So long as any of the Series 1998-4 Certificates are outstanding, if any provision of the Purchase Agreement, the Pooling Agreement, this Supplement or the Certificate Purchase Agreement requires a Person or investment to have a certain rating from S&P, and such Person or investment is also rated by DCR, then, unless the context otherwise requires, such provision shall be read to also require a rating from DCR that is equivalent to the required rating from S&P.

         (b) With respect to the definitions of Tier-1 Obligor, Tier-2 Obligor, Tier-3 Obligor, Tier-4 Obligor and Tier-5 Obligor (the "Tier Definitions"), if an Obligor has no short-term or long-term unsecured debt rating from S&P, and such Obligor does have a short-term or long-term unsecured debt rating from Moody's, then: (x) Moody's shall be deemed to be a Rating Agency with respect to such Obligor for purposes of the short-term and long-term unsecured debt ratings set forth in the Tier Definitions, (y) (1) if the short-term unsecured indebtedness of such Obligor is rated "P-1" by Moody's, then the short-term unsecured debt rating category relating to S&P set forth in the Tier Definitions shall be deemed to be not less than "A-1" by S&P, and (2) except as provided in clause (1), any short-term or long-term unsecured debt rating category relating to S&P set forth in the Tier Definitions shall be deemed to be a corresponding rating from Moody's which is one subcategory below the applicable short-term or long-term unsecured rating category relating to S&P, and (z) such Obligor shall in no case be considered to be a Tier-1 Obligor.

         SECTION 8.6 Waiver. Each of Trustee, the Certificateholders and the Certificate Owners agrees and acknowledges that Mayer, Brown & Platt represents Bank of America and Affiliates of Bank of America in connection with the Transaction Documents and waives any conflict of interest relating thereto. Mayer, Brown & Platt is entitled to rely on this Section 8.6.

         SECTION 8.7 Negotiations. This Supplement and the other Transaction Documents are the result of negotiations among and have been reviewed by counsel to the Transferor, the AmeriServe Persons and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Series 1998-4 Certificateholders merely because of the Agent's or the Series 1998-4 Certificateholders' involvement in their preparation.

         SECTION 8.8 Transfers of Series 1998-4 Certificates. Section 6.3 of the Pooling Agreement shall be subject to Section 10.3 of the Certificate Purchase Agreement.

         SECTION 8.9 Incorporation by Reference. Without limiting the effect of other provisions of the Pooling Agreement that otherwise apply to Series 1998-4, and without limiting the fact that this Supplement is a Transaction Document, Sections 13.5, 13.6, 13.7, 13.9, 13.10, 13.11, 13.17 and 13.18 of the Pooling
Agreement are hereby incorporated into this Supplement by this reference, with the references in such provisions to the Pooling Agreement or any other Transaction Documents applying instead with equal force to this Supplement.

         SECTION 8.10 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 1998-4 Certificates delivered pursuant hereto shall survive the making and the repayment of increases in the Aggregate Invested Amount and the execution and delivery of this Supplement and the Series 1998-4 Certificates and shall continue in full force and effect, and this Supplement shall not terminate, until the Aggregate Invested Amount shall have been reduced to zero, all accrued interest thereon shall have been paid in full, and all other obligations owed to the Agent or the Series 1998-4 Certificateholders or otherwise in respect of the Series 1998-4 Certificates have been paid and performed in full (including all obligations under this Supplement and under the Certificate Purchase Agreement) and all commitments of the Series 1998-4 Certificateholders under the Certificate Purchase Agreement have been terminated. In addition, this Section 8.10 and Sections 7.2, 7.3, 8.6, 8.7, 8.8, 8.9 and 8.11 shall survive termination of this Supplement.

         SECTION 8.11 Agent. References in this Supplement to the Agent or to the Agent acting on behalf of Series 1998-4 Certificateholders shall not be deemed to amend or otherwise modify the Certificate Purchase Agreement.

         SECTION 8.12 Lockbox Accounts. Notwithstanding Section 3.3(c)(iii) of the Pooling Agreement, Transferor and Servicer shall not establish alternative collection procedures contemplated by such Section 3.3(c)(iii).

         SECTION 8.13 Servicing in Florida. In addition to the provisions of
Section 8.6 of the Pooling Agreement, Servicer hereby agrees not to utilize any Sub-Servicer (including ProSource) that would subject the Receivables or the Trust to any intangibles tax under Florida law.

                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        AMERISERVE FUNDING CORPORATION,
                                          as Transferor


                                        By:
                                            Name:
                                            Title:


                                        AMERISERVE FOOD DISTRIBUTION, INC.,
                                          as initial Servicer


                                        By:
                                            Name:
                                            Title:


                                        NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Trustee


                                        By:
                                            Bruce C. Wandersee
                                            Assistant Vice President

                                                                       EXHIBIT A
                                                 to the Series 1998-4 Supplement

                        FORM OF SERIES 1998-4 CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. THIS CERTIFICATE SHALL BE NOT ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT HAVE BEEN COMPLIED WITH.

EACH SERIES 1998-4 CERTIFICATEHOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF AMERISERVE FUNDING CORPORATION THAT SUCH SERIES 1998-4 CERTIFICATEHOLDER IS NOT AND SHALL NOT BECOME A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. [IF THIS REPRESENTATION CANNOT BE MADE, TRANSFEROR, SERVICER OR THE TRUSTEE MAY REQUIRE THE LEGEND TO CONTAIN ADDITIONAL REPRESENTATIONS.]

                       AMERISERVE RECEIVABLES MASTER TRUST

                   FLOATING RATE VARIABLE FUNDING CERTIFICATE,

                                  SERIES 1998-4



Maximum Principal Amount:  $_______________
Certificate Number:


         THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in certain assets of the AmeriServe Receivables Master Trust (the "Trust") that was created pursuant to (a) the Pooling and Servicing Agreement, dated as of July 1, 1997 (as amended and restated as of July 28, 1998, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among AMERISERVE FUNDING CORPORATION, a Delaware corporation ("Transferor"), AMERISERVE FOOD DISTRIBUTION, INC., a Delaware corporation ("Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (together with its successors and assigns in such capacity, "Trustee") and (b) the Series 1998-4 Supplement dated as of December 18, 1998 relating to the

Series 1998-4 Certificates (as the same may be amended, amended and restated or otherwise modified from time to time, the "Supplement"). This Certificate is one of the duly authorized Series 1998-4 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein or in the Supplement, terms defined in Appendix A to the Pooling Agreement have the meanings which such Appendix A assigns to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement and the Supplement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound.

         Unless the certificate of authentication hereon shall have been executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

         This Certificate does not represent a recourse obligation of, or an interest in, Transferor, any Seller, Servicer, Trustee or any Affiliate of any of them.

         By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of Transferor, and agrees that it is the intent of the Holder that, for Federal, state and local income and franchise tax purposes and other taxes measured by or imposed on income, the Series 1998-4 Certificates (including this Certificate) shall be treated as evidence of indebtedness secured by the Transferred Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat this Certificate for Federal, state and local income and franchise tax purposes and other taxes measured by or imposed on income as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions of the parties.

         This Certificate shall be construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, Transferor has caused this Certificate to be executed by its officer thereunto duly authorized.

                                    AMERISERVE FUNDING CORPORATION


                                    By:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Series 1998-4 Certificates referred to in the Pooling Agreement, as supplemented by the Supplement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Trustee

                                        By:
                                            Title:


Dated:

                             INCREASES AND DECREASES


          Amount of Increase                      Amount of Decrease                           Outstanding                 Stated
          in Invested Amount                       in Invested Amount                        Invested Amount               Amount
          ------------------                       ------------------                        ---------------               ------

ABR          CP          Eurodollar     ABR         CP           Eurodollar      ABR         CP          Eurodollar
Tranche      Tranche     Tranche        Tranche     Tranche      Tranche         Tranche     Tranche     Tranche
-------      -------     ----------     -------     -------      ----------      -------     -------     ----------




                                                                       EXHIBIT B
                                                 to the Series 1998-4 Supplement



                              FORM OF DAILY REPORT

                                                                       EXHIBIT C
                                                 to the Series 1998-4 Supplement



                             FORM OF MONTHLY REPORT